JOINT DEVELOPMENT AND MARKETING AGREEMENT

BETWEEN

LECLANCHÉ SA

AND

OAK RIDGE ENERGY TECHNOLOGIES, INC.

This AGREEMENT is made on April 6, 2014, (“Effective Date” between:

LECLANCHÉ S.A., being a company organized and existing under the laws of Switzerland, having its registered office at Avenue des Sports 42, 1400 Yverdon-les-Bains, Switzerland ("Leclanché"), and

OAK RIDGE ENERGY TECHNOLOGIES INC, being a company organized and existing under the laws of United States of America, having its registered office at 751 North Drive, Suite 9, Melbourne, FL 32934, United States ("Oak Ridge"),

each a "Party"” and together "Parties".

WHEREAS Oak Ridge focuses on the licensing, further development, manufacturing and marketing of products incorporating thin film battery technologies.

WHEREAS Leclanché has developed and markets lithium-ion titanate cells using a proprietary technology and process and also designs and develops customized battery systems for OEM and other customers;

WHEREAS Leclanché is interested in marketing its products and services in the United States;

WHEREAS Oak Ridge is keen to develop its business and has the capability to market and support Leclanché market entry into the United States and is committed to allocate specific resources to provide such services;

WHEREAS both Parties wish to collaborate together to better evaluate the opportunities in the United States, assess how best to address these and generally support each other’s business efforts in furtherance of supporting their respective customers based in North America;

NOW THEREFORE it is agreed as follows:

1.

Definitions

1.1.

The term "Affiliate" as used herein with respect to a party means any partnership, joint venture, corporation of other form of enterprise that directly or indirectly controls, is controlled by or is under common control with such entity or person. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

1.2.

The term "Subsidiary" as used herein with respect to a party means any partnership, joint venture, corporation of other form of enterprise that is directly or indirectly controlled by such entity or person. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

1.3.

"Confidential Information" means all information in relation to this Agreement in whatever form that is disclosed by the Parties to each other and shall include without limitation information disclosed orally or in writing  or in any other form, tangible or intangible, and whether furnished prior to, on or after the date of this Agreement, that is described as or provided under circumstances that would reasonably indicate that it is confidential, proprietary or a trade secret, including, but not limited to, information relating to Leclanché’s technology, intellectual property, financial or business plans, affairs, methodologies, financial statements or projections, internal management tools and systems, products and product development plans, released or unreleased hardware or software products, sales and marketing plans and materials, clients, contacts and contracts, all files, books, records, documents, specifications, schematics, employee suggestions, papers, drawings, models, sketches of any kind or description, including electronic data recorded or retrieved by any means now in existence or at any time hereinafter developed.  Confidential Information shall also include documents transferred to Oak Ridge that are prepared by or on behalf of Leclanché incorporating Confidential Information received from a third party, which is itself required to be treated as confidential. Confidential Information shall not include information or data which was or becomes:

a)

generally available to the public, other than as a result of a breach of this undertaking;

b)

available to the recipient Party on a non confidential basis from a source other than the disclosing Party or its advisers, provided that such source is not, insofar as the recipient Party is aware, bound by any obligations of confidentiality in respect of such information or data;

2.

Market Evaluation – Phase 1

2.1.

The Parties shall work together to better evaluate the market opportunities in the United States. A joint team shall be constituted, chaired by Anil Srivastava, a Board member of Oak Ridge, to undertake this study which shall be completed by May 31, 2014. The objectives of the study will be to:

a)

build a picture of the key market participants, in particular key customer groups, solution integrators, BMS providers, EPC contractors etc.,

b)

identify what alliances could /should be formed to enhance the joint offering;

c)

identify target business applications where the Leclanché technology could be deployed;

d)

gather market information on pricing points and value add opportunities;

e)

build economic business cases for key business applications;

f)

identify what certification processes need to be undertaken before products and services can be marketed in the United States, what the timelines are and what the estimated costs might be;

g)

segregate opportunities by product groups (cells, home systems, industrial systems, project related applications, e.g. frequency regulation);

h)

the structure that would be required to address the market in an effective manner;

i)

what element of the product assembly could be undertaken by Oak Ridge at its facility in Melbourne;

j)

how the trading relationship between the Parties should be structured i.e. whether Oak Ridge will be an agent or reseller and how this will be remunerated.

2.2.

The output from Phase 1 shall be a market entry plan, that shall be presented to the management of both Parties. The Parties shall decide on further steps based on the marked entry plan.

2.3.

Regular update calls will be organized by Oak Ridge and meetings shall be held in Melbourne, Florida.

3.

Costs

3.1.

The costs of Mr Srivastava shall be borne by Oak Ridge. Otherwise each Party bears its own costs for Phase 1

4.

Leclanché's Products and Services

4.1.

The Products offered by Leclanché are set out in Annex I. Pricing will be determined after Phase 1 is completed.

4.2.

The Services offered by Leclanché include the customized design and development of battery systems to meet specific customer requirements. These Services are typically provided by Leclanché’s Portable Business Unit. Examples of such Services are set out in Annex II.

5.

Oak Ridge Responsibilities

5.1.

Oak Ridge shall be responsible for developing the sales and marketing for the Products and Services;

5.2.

Oak Ridge shall dedicate sales and marketing personnel to develop the market;

5.3.

Oak Ridge shall identify commercial opportunities and work with Leclanché to qualify these opportunities and prepare bids and quotations as necessary;

5.4.

Oak Ridge shall participate at fairs and events and generally undertake all promotional activities that are required in order to promote the product;

5.5.

Oak Ridge shall maintain a regular watch on market developments and shall share this with Leclanché on a regular basis;

5.6.

Oak Ridge shall maintain a first level technical support capability to address customer requirements and deal with any field issues expeditiously;

5.7.

Oak Ridge shall arrange product liability and warranty insurance.

6.

Leclanché Responsibilities

6.1.

Leclanché shall supply the Products and Services;

6.2.

Leclanché shall provide training and documentation;

6.3.

Leclanché shall work with Oak Ridge to examine what elements of the Products and Services can be supplied locally by Oak Ridge (e.g. assembly of pre-designed modules);

6.4.

Leclanché shall generally support the commercial efforts of Oak Ridge in furtherance of the promotion and sales of the Products and Services;

6.5.

Leclanché shall define the warranty conditions for the Products and Services and work with Oak Ridge to provide the information necessary to secure product liability and warranty insurance cover.

6.6.

Leclanché shall assist Oak Ridge in preparing and submitting commercial bids.

7.

Exclusivity

7.1.

Where Oak Ridge has identified a specific market opportunity which has been qualified together with Leclanché pursuant to 5.3 above, the Parties shall undertake to work exclusively with each other on such opportunities;

7.2.

Otherwise there is no exclusivity expressed or implied by either Party.

7.3.

The Parties shall nonetheless share information as is reasonably necessary to ensure that there is no confusion in the market how customer requirements are addressed. If conflicts were to arise, the Parties shall use their reasonable efforts to resolve any such conflicts in a manner that benefits the end customer.

8.

Pricing

8.1.

Pricing for standard Products shall be defined after Phase 1 has been completed. Pricing for more complex projects shall be determined on a case by case basis.

8.2.

Pricing for Services shall be quoted on a case by case basis depending on the customer specification.

9.

Payment Terms

9.1.

In certain cases, Leclanché may request progress payments, including some element paid at the time of order. In the absence of a specific payment schedule, all payment terms are 30 days net from date of invoice.

10.

Intellectual Property

10.1.

Each party’s intellectual property (“IP”) in existence as of the Effective Date shall remain such Party’s property. Where appropriate and to the extent required, each party undertakes to grant a royalty free license to the other Party solely for the design and development of product(s) under this Agreement.  There is no intended or implied transfer of either Party’s Intellectual Property to the other.

11.

Confidentiality

11.1.

The Parties shall keep strictly secret and confidential any and all confidential information relating to each other’s business and/or to the contents of this Agreement and shall not, in any manner whatsoever, disclose or permit any of its agents, representatives, employees, attorneys, accountants or advisors to disclose any confidential information to any person or entity whatsoever without the prior written consent of the other Party.  The Parties shall take all necessary steps to safeguard the secrecy and confidentiality of all confidential information and all materials and to ensure that such confidential information and material obtained in connection with this Agreement is disclosed only to authorized persons who need to know such information for the purpose of performing their duties on behalf of the company.

12.

Non Solicitation

12.1.

The Parties are independent companies, and neither of them or anyone employed by them shall be deemed to be the employee, agent or legal agent of the other.  Both Parties agree that during the Term of this Agreement and for a period of two (2) years following the termination, both Parties will not (i) solicit, encourage, or take any other action, which is intended, directly or indirectly, to induce any employee to terminate his or her employment with a Party; or (ii) interfere in any manner with the contractual or employment relationship between the Parties and any their employees.

13.

Assignment

13.1.

Neither Party may assign, delegate, or transfer this Agreement or any of its rights or duties hereunder, without the prior written consent of the other Party.  Any attempted assignment or delegation in violation of this section shall be void.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors and permitted assigns.

14.

Force Majeure

14.1.

It is agreed that neither Party shall be liable for any delay or failure to perform its obligations hereunder in whole or in part when such delay or non-performance results from causes beyond such Party’s control, including, but not limited to, fires, strikes, insurrections, riots, embargoes, shortages of motor vehicles, delays in transportation, inability to obtain supplies of raw materials, or governmental requirements or regulations ("Force Majeure Event").

14.2.

In the event of the occurrence of a Force Majeure Event, the Party unable to perform will, i) promptly notify the other Party, ii) provide an estimate of the duration of the delay, iii) use its bests efforts to resume performance as quickly as possible, and iv) suspend performance only for the period of time as is necessary as a result of the Force Majeure event.  Notwithstanding the above, neither Party is relieved of any liability for any delay or failure to perform its defense obligations with respect to third Party intellectual property rights.  The Party not delayed may act, in its sole discretion, to terminate the affected order, or any part of the order, or suspend this Agreement in whole or in part, for the duration of the delaying cause.

15.

Amendment

15.1.

No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the Parties.

16.

Construction

16.1.

In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid by a court with jurisdiction over a Party to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

17.

Severability

17.1.

If any of the provisions or clauses of this Agreement shall be or become void or be held invalid, all other provisions shall remain in full force and effect and the void or invalid provisions shall be forthwith replaced by other provisions to be agreed by the parties valid in form and substance and which shall accomplish as nearly as possible the purpose and intent of the void or invalid provisions in due course.

18.

Announcements

18.1.

No announcements of this Agreement or any subsequent Agreement may be made by one Party without the consent of the other, save if required to do so for legal or regulatory reasons, in which case the Party initiating the announcement shall use reasonable efforts to obtain the comments (if any) of the other, but for avoidance of doubt nothing in this provisions shall inhibit the disclosing party from complying with its legal or regulatory obligations as it sees fit. In the event that one party is required to make an announcement without the knowledge of the other, it shall promptly send a copy of the announcement to the other party for information purposes.

19.

No Waiver

19.1.

No waiver by either Party of any right or of a breach of any binding provision of this Agreement shall constitute a waiver of any other right or breach of any other provision, nor shall it be deemed to be a general waiver of such provision by such Party or to sanction any subsequent breach thereof by any other Party

20.

Notice

20.1.

Any notice, approval, request, authorization, direction, or other communication under this Agreement shall be given in writing, directed to the addresses of the Parties set forth above, and shall be deemed to have been delivered and given for all purposes: (a) on the delivery date if delivered personally to the Party to whom the same is directed; (b) one (1) business day after deposit with a commercial overnight carrier with written verification of receipt; or (c) five (5) business days after the mailing date whether or not actually received, if sent by registered or recorded delivery post or any other means of rapid mail delivery for which a receipt is available to the Contact at the address of the Party to whom the same is directed.

Notices shall be addressed as follows:

Attn: Chief Executive

Leclanché SA

Avenue des Sports, 42

Yverdon-les-Bains,

CH 1400 Switzerland

Attn: Chief Executive

Oak Ridge Energy Technologies Inc.,

751 North Drive, Suite 9, Melbourne,

FL 32934, United States

21.

Standstill

21.1.

The Parties acknowledge that both companies are publicly quoted companies and may before and/or during the course of this Agreement be in receipt of nonpublic information (including any Confidential Information) (together, “Non Public Information”) and agree to comply with all relevant laws and regulations applicable to market trading during the term of this Agreement and for a period of 12 months thereafter, and in particular agrees not to:

a)

directly nor indirectly engage in any transactions on any exchange, regulated market or over-the-counter in (i) any securities issued by the Leclanché or any affiliated company or (ii) any derivative products the price of which is derived in whole or in substantial part from any such securities;

b)

divulge directly or indirectly any Non Public Information to any third party without the written consent of Leclanché and if it is authorized to make such disclosure, shall impose standstill obligations on that third party consistent with this provision.

22.

Term and Termination

22.1.

Subject to Article 22.2, this Agreement shall remain in force for an Initial Period of 1 year, which may be renewed by mutual consent for such period as the Parties may agree (“Term”), unless it is terminated earlier in accordance with this Agreement or for any of the following reasons:

a)

if one Party is in default with its performance under this Agreement;

b)

in case of insolvency or bankruptcy of either Party, or in case of a change of control of one of the Parties;

c)

breach of any of the provisions of this Agreement by either Party that remains unremedied for a period of 30 days;

22.2.

In the event that after Phase 1, the Parties conclude that it would not be economically viable to enter the US market as envisaged, this Agreement shall terminate forthwith and the Parties shall use reasonable efforts to assess whether to proceed with an alternative agreement  or not.

22.3.

If the Agreement is terminated, the Parties shall endeavour to ensure that assets contributed by each Party shall, so far as possible, be transferred back to that Party.

22.4.

In the event of termination of this Agreement, neither Party shall have any obligation to continue the activities set forth herein, and all obligations and rights of the Parties shall terminate, with the exception of provision of Articles 9-21, and Article 23 of this Agreement, which shall survive expiration or termination.

22.5.

Notwithstanding the above, termination of the Agreement will not have any effect on the rights and obligations of the Parties in respect of the assignment secured and or any RFQ at any stage of processing.

23.

Governing Law and Jurisdiction

23.1.

This Agreement shall be governed by and construed in accordance with Swiss law. The conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods do not apply.

23.2.

The Parties irrevocably agree that the courts of the city of Zurich have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the dates written below.

For Oak Ridge Energy Technologies Inc	For Leclanché SA
______________________________ Mr Craig Nelson Deputy CEO	/s/ Eric Wilkinson Mr Eric Wilkinson Deputy CEO

Annex I

LECLANCHÉ PRODUCTS

Annex II

LECLANCHÉ SERVICES

Leclanché’s Portable Business designs customized battery systems for original equipment manufacturers and other industrial / commercial customers. It focuses on three main markets:

-

military

-

medical equipment

-

ruggerdized industrial equipment

Examples of products that have ben developed for its customers include: